Exhibit 99.1

Ambrx Announces Closing of $75 Million Market Priced Registered

Offering

SAN DIEGO, June 27, 2023 -- Ambrx Biopharma Inc., or Ambrx (or the “Company”) (NASDAQ: AMAM), today announced the closing of its previously announced market-priced registered direct offering of approximately $75 million (the “Offering”) of its American Depositary Shares of the Company (“ADS”) at a price of $13.93 per ADS. The Offering was priced based on the 5-day trailing VWAP for the ADS on the effective date of the purchase agreement related to the Offering.

The Company intends to use the net proceeds from the Offering primarily to fund the research and development of its product candidates, for working capital and for general corporate purposes. The Company’s estimated cash, cash equivalents, and marketable debt securities as of May 31, 2023, after giving effect to the closing of the Offering, was $237.4 million.

The Offering was made pursuant to a prospectus supplement to the Company’s shelf registration statement on Form S-3 (File No. 333-271008) relating to the securities issued in the Offering, which was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, and declared effective by the SEC on May 2, 2023. The prospectus supplement and the accompanying prospectus relating to the Offering was filed with the SEC on May 25, 2023. The Company disclosed no additional information in connection with the Offering other than the information contained in the filings noted above. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the Offering and other filings made by the Company may be obtained, when available, at the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Ambrx Biopharma Inc.

Ambrx is a clinical stage biopharmaceutical company using an expanded genetic code technology platform to discover and develop next generation antibody drug conjugates (ADCs) and other engineered therapies to modulate the immune system. Ambrx is advancing a focused portfolio of clinical and preclinical programs designed to optimize efficacy and safety in multiple cancer indications, including ARX517, its proprietary antibody-drug conjugate (ADC) targeting the prostate-specific membrane antigen (PSMA) and ARX788, its proprietary ADC targeting HER2. In addition, Ambrx has preclinical and clinical collaborations with multiple partners on drug candidates generated using Ambrx technology. Ambrx spun out of The Scripps Research Institute in 2003 and has several other product candidates involving ADCs and other aspects of Ambrx’s protein engineering technology. For more information, please visit www.ambrx.com. Ambrx routinely posts information that may be important to investors on its website.

Forward-Looking Statements

This press release includes certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by the words “intend,” “plan,” and similar expressions. Forward-looking statements are based on Ambrx’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the continuing impact of the COVID-19 pandemic and other public health-related risks and events on Ambrx’s business, operations, strategy, goals and anticipated milestones; Ambrx’s ability to execute on its strategy including with respect to the timing of its R&D efforts, initiation of clinical trials and other anticipated milestones; risks associated with development and marketing approval of novel therapeutics, including potential delays in clinical trials and regulatory submissions and the fact that future clinical trial results/data may not be consistent with interim, initial or preliminary results/data or results/data from prior preclinical studies or clinical trials; Ambrx’s ability to fund operations as anticipated; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Ambrx’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, and elsewhere in Ambrx’s filings and reports with the SEC, including the prospectus supplement to be filed in connection with the Offering. Forward-looking statements contained in this press release are made as of this date, and Ambrx undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contacts

INVESTORS

Mike Moyer

LifeSci Advisors

617-308-4306

mmoyer@lifesciadvisors.com

MEDIA

Mike Tattory

Account Supervisor

LifeSci Communications

609-802-6265

media@ambrx.com

Source: Ambrx Biopharma, Inc.

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